CODE OF ETHICS PURSUANT TO RULE 17J-1

BACKGROUND

		This Code of Ethics has been adopted by the Board of Directors of the Company in accordance with Rule 17j-1(c) under the Investment Company Act of 1940
(the "Act"). Rule 17j-1 generally prohibits fraudulent or manipulative practices by access persons of investment companies and business development companies including with respect to purchases or sales of securities held or to be acquired by such companies.

		The purpose of this Code of Ethics is to reflect the following: (1) the duty at all times to place the interests of shareholders of the Company first; (2) the requirement that all personal securities transactions be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and
(3) the fundamental standard that Company personnel should not take inappropriate advantage of their positions.

		Rule 17j-1(b) provides that it is unlawful for any affiliated person (as defined in the Act) or principal underwriter for a registered investment company or any affiliated person of an investment adviser or principal underwriter for a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, as defined in this section, by such registered investment company:

(a)	To employ any device, scheme or artifice to
        defraud such registered investment company;

(b)	To make to such registered investment company
        any untrue statement of a material fact or omit to state to such registered investment company any material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

(c)	To engage in any act, practice, or course of
        business which operates or would operate as a fraud or deceit upon any such registered investment company; or




(d)	To engage in any manipulative practice with
        respect to such registered investment company.

Section 59 of the Act makes these provisions applicable to business development companies.

		Rule 17j-1(c) requires that the Company adopt a code of ethics containing provisions reasonably necessary to prevent its "Access Persons" (as defined below) from engaging in any of the conduct referred to above.

APPLICATION

		This Code of Ethics applies to the "Access
Persons" of the Company. Currently this includes each employee and each director of the Company. Each Access
Person must receive, read, acknowledge receipt of, make certain reports under, periodically certify compliance with and retain this Code of Ethics.

ADMINISTRATION

		This Code of Ethics is administered by the Company's Chief Compliance Officer and any questions should be directed to that individual.

DEFINITIONS

	For purposes of this Code of Ethics, the following definitions shall apply:

(a)	"Access Person" means any director, officer or
        Advisory Person of the Company. The term includes any entity or account in which an Access Person (together with immediate family members) has a 25% or greater beneficial interest or where multiple Access Persons have a 50% or greater beneficial interest.

(b)	"Advisory Person" of the Company means (1) any
        employee of the Company or of any company in a control relationship to the Company who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any other natural person in a control relationship to the Company who obtains information reasonably


                    2

        contemporaneously concerning recommendations made to the Company with regard to the purchase or sale of Covered Securities.

(c)	"Affiliated Person" means, in reference to the
        Company, (i) any person owning or holding with the power to vote 5% or more of the outstanding voting securities of the Company or of which the Company owns or holds with power to vote 5% or more of the outstanding voting securities, (ii) any director, officer or employee of the Company or (iii) any person controlling, controlled by or under common control with the Company.

(d)	A Covered Security is "being considered for
        purchase or sale" when, in the case of a potential purchase, the Company has commenced or completed due diligence and has not determined not to seek to acquire such security and, in the case of a sale, the Company has commenced formal consideration of whether to sell such security and has not determined not to seek to sell it.

(e)	"Beneficial Ownership" means an interest in
        securities, the financial benefits of which are enjoyed, directly or indirectly, by the person in question by reason of ownership or any contract, understanding, relationship, agreement, or other arrangement, and by reason of which such person should be regarded as the true owner. It is not relevant whether such securities are registered or standing on the books of the issuer in the name of such person or some other person. Thus, for example, securities held for a person' s benefit in the names of others, such as nominees, trustees and other fiduciaries, securities held by any partnership of which a person is a partner, and securities held by any corporation which is controlled by a person (directly or through intermediaries), would be deemed to be beneficially owned by said person. Similarly, a person ordinarily obtains benefits equivalent to ownership from, and thus is generally regarded as the "beneficial owner" of, securities held in the name of a spouse, a minor child, or an immediate family member living in the same household or substantially dependent on such person for support. As a consequence, you normally need to obtain prior approval for, and report, any transaction by a member of your immediate family that you would need to report or obtain prior approval for if you were engaging in the transaction yourself.
        Other illustrations of benefits substantially equivalent to those of ownership include application of the income derived from


                        3

        securities to maintain a common home and application of the income derived from securities to meet expenses which the person otherwise would meet from other sources. In some cases a fiduciary, such as a trustee, may have beneficial ownership by having or sharing voting or investment power with respect to such securities even if such person does not have a financial interest in the securities.

(f)	"Chief Compliance Officer" means the
        individual appointed to that position by the Board of Directors; provided that, for purposes of determinations under this Code of Ethics, in the absence of the Chief Compliance
        Officer, either the chief operating officer or the chief financial officer may be treated as the Chief Compliance Officer and that, for purposes of determinations regarding the Chief
        Compliance Officer, one of such other
        individuals shall be treated as the Chief
        Compliance Officer.

(g)	"control" means the power of a stockholder to
        exercise a controlling influence over the management or policies of a company; control does not include such power arising solely as the result of an official position with such company.

(h)	"Covered Security" means a security as defined
        in Section 2(a)(36) of the 1940 Act, except that it does not include (i) direct obligations of the Government of the United
        States, (ii) banker's acceptances, bank
        certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements, and (iii) shares issued by open-end registered investment companies.

(i)	"Independent Director" means a director of the
        Company who is not an "interested person" of the Company within the meaning of Section
        2(a)(19) of the Act. A director is not deemed an interested person of the Company solely by reason of his being a member of the Board of Directors or an owner of shares of the Company.

(j)	"Insider Trading" generally means trading in a
        security on the basis of Material Non-Public
        Information in violation of a duty to the marketplace, the issuer, the person's employer or client or the like. Passing Material Non-
        Public Information to another person in
        violation of such a duty may also be treated


                            4

        as Insider Trading. The circumstances in which such a duty exists are not easily defined. An Access Person of the Company who has Material Non-Public Information about a security should assume that he or she has such a duty unless the Chief Compliance Officer makes a contrary determination.

(k)	"Interested Person" shall mean any affiliated
        person of such company, any affiliated
        person's family member, any interested person of any investment advisor or principal underwriter, legal counsel, broker dealers, or anyone the SEC deems to have a material professional relationship. However, the term does not include any person solely by reason of his being a director of such company or his ownership of securities issued by such company.

(l)	"Material Non-Public Information" is
        information that is both material and non-public. For this purpose, information is considered material if there is a substantial likelihood that a reasonable investor would consider it important in deciding how to act.
        If the information has influenced a person's investment decision, it would be very likely to be considered material. In addition, information that, when disclosed, is likely to have a direct effect on the stock's price should be treated as material. Examples include information concerning impending mergers, sales of subsidiaries, significant revenue or earnings swings, dividend changes, impending securities offerings, awards of patents, technological developments, impending product announcements, impending financial news and other major corporate events.
        Information is non-public when it has not been disseminated in a manner making it available to investors generally. Information is public once it has been publicly disseminated, such as when it is reported in widely disseminated news services and/or publications, and investors have had a reasonable time to react to the information. Once the information has become public, it may be traded on freely.

(m)	"Purchase or Sale of a Covered Security"
        includes, among other things, the purchase or sale of an option to purchase or sell a Covered Security or entering into any contract such as a swap the value or payout of which varies with the value of such Covered
        Security.

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RESTRICTIONS ON PERSONAL INVESTING ACTIVITY FOR ACCESS
PERSONS

    1.	General Prohibition.  Except as permitted by
        the Exempted Transaction provisions or with prior written approval from the Chief
        Compliance Officer, no Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which such Access Person knows or should have known at the time of such purchase or sale:

        (a)	is or proposes to be engaged to a
                substantial extent in micro or nano
                technologies and does not have equity
                securities as to which the issuer is
                obligated to file periodic reports with
                the SEC; or

        (b)	is being considered for purchase or sale
                by the Company, or

        (c)	is being held, purchased or sold by the
                Company.

    2.	No Access Person shall reveal to any other
        person (except in the normal course of his duties on behalf of the Company) any information regarding Covered Securities being considered for purchase or sale by the Company.

    3.	No Access Person shall engage in Insider
        Trading whether for his own benefit or the benefit of the Company or others.

    4.	No Access Person shall make or participate in
        the formation of recommendations concerning the purchase or sale by the Company of any Covered Security in which such Access Person has acquiring Beneficial Ownership of any Covered Securities of the same issuer or has any other business relationship with such issuer, without disclosing to the Chief
        Compliance Officer any interest such Access
        Person has in such Covered Securities or issuer.

    5.	No Access Person of the Company shall
        participate in any Covered Securities
        transaction on a joint basis with the Company without the prior written approval of the Chief Compliance Officer.

    6.	Except as permitted by the Exempted
        Transactions provisions or with prior written approval from the Chief Compliance Officer, no Advisory Person shall purchase, directly or indirectly, any Covered Securities in which he or she by reason of such transaction acquires any direct or indirect Beneficial Ownership pursuant to an initial public offering, private placement or other private offering of Covered Securities. A record of any decision to approve the request, and the reasons underlying the decision, must be maintained for at least five years after the end of the fiscal year in which the approval is granted.
        In determining whether such prior approval shall be granted, the Chief Compliance Officer shall take into account whether the opportunity to purchase such Covered
        Securities is being offered to such Advisory
        Person because of his or her position with the Company, and whether the opportunity to purchase such Covered Security should be reserved for the Company. Note that the term
        Advisory Person generally does not include
        Independent Directors, who may accordingly generally acquire securities in initial public offerings without prior written approval.

    7.	Advisory Persons are prohibited from receiving
        any gift or other things of more than de minimis value (generally less than $200) from any person or entity that does business with or on behalf of the Company. Gifts received in excess of $100 must be listed on each employee's quarterly compliance statement.

8.	Advisory Persons must have the Chairman's
        prior written authorization to serve on any boards of directors of outside companies including charitable and non-profit organizations and foundations other than (at the request of the Company) any company in which the Company has an investment. In the case of the Chairman of the Company, the Executive Committee shall approve serving on any such non-Company investee board.

9.	No Access Person may sell short any security
        issued by the Company or by a portfolio
        company or take a short equivalent position in any related security.

PRIOR APPROVAL REQUIREMENTS

		Except as permitted by the Exempted
Transactions provisions, no Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, unless such purchase or sale has been pre-cleared in writing by the Chief Compliance Officer. Because nearly all such pre-clearances will be for private placements, any pre-clearance shall be effective for 90 days, subject to termination at any time during the 90 day period by the Chief Compliance Officer in order to prevent issues under the Code of Ethics. Except as permitted by the Special Procedures for Buying or Selling Securities Issued by the Company, no Access
Person shall purchase or sell, directly or indirectly, any securities issued by the Company or any related securities (such as an option or swap) in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, unless such purchase or sale has been precleared by the Chief
Compliance Officer. The Chief Compliance Officer shall maintain a record of each preclearance approval or disapproval.

SPECIAL PROCEDURES FOR BUYING OR SELLING SECURITIES
ISSUED BY THE COMPANY

    1.	The Chief Compliance Officer will notify all
        Access Persons when the Company's stock is placed on the restricted list and when it is removed from such list.

    2.	In order to avoid any appearance of
        impropriety, conflict with, or disadvantage to the Company, prior to effecting any transaction in the Company's stock or any related security, each Access Person must verify that the Company's stock is not on the restricted list and is not being placed on the restricted list. The Chief Compliance Officer shall maintain a record of each inquiry.

    3.	If an Access Person has verified that the
        Company's stock is not on the restricted list and is not being placed on the restricted list, such Access Person may purchase or sell on a long only basis the Company's stock or a related security on the same day as such verification.

    4.	Form 4 is generally required to be filed with
        the SEC within 2 business days following a purchase, sale transaction, gift (or receipt thereof) in the Company's stock or related securities by a Director or executive officer of the Company. Details of any such transaction must be sent to the Chief
        Compliance Officer, preferably by email or fax, on the same day as the transaction so that a Form 4 may be completed accurately and on a timely basis.

EXEMPTED TRANSACTIONS

		The prior approval requirements of the Code of Ethics shall not apply to:

(a)	Purchases or sales of common stock of public
        companies (other than the Company and initial public offerings) that are not held by the Company, U.S. government and government agency securities, municipal securities, non-convertible debt and preferred securities of public companies and securities of investment companies.

(b)	Purchases or sales effected in any account in
        which the Access Person does not have direct or indirect Beneficial Ownership of the holdings of such account (such as mutual funds).

(c)	Purchases or sales effected in any account
        over which the Access Person has no direct or indirect influence or control or in any account which is managed on a discretionary basis by a person other than such Access
        Person and with respect to which such Access
        Person does not in fact have or seek to
        exercise influence or control over such
        transactions. No account shall be treated as qualifying for the foregoing exception without the prior written approval of the Chief
        Compliance Officer.

(d)	Purchases or sales which are non-volitional on
        the part of the Access Person (such as a merger).

(e)	Purchases which are part of an automatic
        dividend reinvestment plan.

(f)	Purchases effected upon the exercise of rights
        issued by an issuer, pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

USE OF CONFIDENTIAL AND MATERIAL NON-PUBLIC INFORMATION

		The Company considers all information
concerning its investment activities and the operations of the private companies in which it primarily invests to be confidential. Access Persons may not trade on that information and may not communicate that information to others who do not need to know that information in the interests of the Company's business or are not permitted to receive such information under the Company's confidentiality agreements with the companies in which it invests or considers investing.

		If an Access Person believes he has learned
Material Non-Public Information about a public company in which the Company has or is considering acquiring an investment interest, he should contact the Chief
Compliance Officer immediately so that the Company can address the insider trading issues and preserve the integrity of the Company's activities. Such Access
Person may not trade on the information or discuss the possible Material Non-Public Information with any other person at the Company or out of the Company.

		If the Chief Compliance Officer, after
consultation with senior management, concludes that such Access Person may in fact have learned Material Non-
Public Information which the Company, in its activities, may not utilize, a Chinese Wall will be established so that other persons at the Company do not learn the Material Non-Public Information. Further, securities of the issuer in which Material Non-Public Information was acquired will be placed on the restricted list maintained by the Chief Compliance Officer.

		The following are steps that can be taken to preserve the confidentiality of confidential information and Material Non-Public Information:

    1.	Material Non-Public Information should be
        communicated only when there exists a
        justifiable business reason to do so. Before such information about a public company is communicated to persons outside the Company, the Access Person must consult with the Chief
        Compliance Officer.

    2.	Access Persons should not discuss confidential
        matters in elevators, hallways, restaurants, airplanes, taxis, or any place where they might be overheard.

    3.	Access Persons should not read confidential
        documents in public places or discard them where others can retrieve them. Access Persons should not carry confidential documents in an exposed manner.

    4.	Access Persons should not discuss confidential
        business information with spouses or other relatives or with friends.

    5.	Access Persons should avoid even the
        appearance of an impropriety.  Serious
        repercussions may follow Insider Trading and the law proscribing Insider Trading is constantly changing.

    6.	Access Persons should assume that all
        confidential information about the Company and other public companies is Material Non-Public
        Information, the use or dissemination of which for other than a legitimate business purpose would be wrong.

REPORTING AND CERTIFICATION REQUIREMENTS

1.	Applicability.   All Access Persons are
subject to each of the reporting requirements set forth in paragraph 2 below except:

        (a)	as set forth in items (b), (c) and (d) of
                the Exempted Transactions provisions;

        (b)	a Disinterested Director who would be
                required to make a report solely by
                reason of being a director need not make an initial holdings report or an annual holdings report. Furthermore, such
                Disinterested Director need not make a
                quarterly transaction report regarding
                any Covered Security other than one
                covered by 1(a) of the Restrictions on
                Personal Investing Activity for Access
                Persons (private micro and nano
                technology companies) and other than one regarding which the Director knew or, in the ordinary course of fulfilling his or her official duties as a Director, should have known during the 15-day period either immediately before or after the Director's transaction in a Covered
                Security, that the security in question
                was being considered for purchase or
                sale;

        (c)	an Access Person need not make a
                quarterly transaction report to the
                extent the report would duplicate
                information contained in broker trade
                confirmations or account statements
                received by the Company with respect to
                the Access Person.

2.	Report Types.

        (a)	Initial Holdings Report.  An Access
                Person required to file an initial report must file such report not later than 10 days after the person becomes an Access
                Person.  Subject to the relevant
                exceptions set forth in the preceding
                Section (1), the initial report must (i) contain the title, number of units or principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person; (ii) identify the account and any broker, dealer, bank or similar intermediary with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person, and (iii) indicate the date that the report is filed with the Chief Compliance Officer.

        (b)	Quarterly Transactions Report.  Each
                Access Person required to file a
                quarterly transaction report must file
                such report not later than 10 days after the end of each calendar quarter. With respect to any transaction made during the reporting quarter, subject to the relevant exceptions set forth in the preceding Section (1), the quarterly transaction report must contain (i) the transaction date, title, interest date and maturity date (if applicable), the number of units or principal amount of each Covered Security; (ii) the nature of the transaction; (iii) the price of the Covered Security at which the transaction occurred; (iv) the name of the broker, dealer, bank or similar intermediary through which the transaction was effected; and (v) the date that the report is submitted by the Access Person.
                With respect to any account established
                by an Access Person during the reporting quarter in which Covered Securities were held, the Access Person must report the date the account was established and the date the report is submitted.

        (c)	Annual Holdings Report.  An Access Person
                required to file annually an annual
                holdings report must file such report
                prior to January 31 of each year.
                Subject to the relevant exceptions set
                forth in the preceding Section (1), the
                annual report must contain (i) the title, number of units or principal amount of each Covered Security in which the Access
                Person had any direct or indirect
                Beneficial Ownership; (ii) the name of
                any broker, dealer, bank or similar
                intermediary at which any Covered
                Securities are held for the direct or
                indirect benefit of the Access Person;
                and (iii) the date the report is
                submitted.

        (d)	Confirmations and Account Statements.
                Every Advisory Person shall direct each
                of his or her brokers, dealers, banks and similar intermediaries to provide to the Chief Compliance Officer (i) duplicate confirmations of all transactions in any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect
                Beneficial Ownership, and (ii) copies of periodic statements for all investment accounts in which they have Beneficial
                Ownership.

        (e)	Annual Certification.  Each Access Person
                must annually certify that such person
                has read this Code of Ethics, understands its requirements regarding such person and his immediate family and has complied with such requirements throughout the previous year. Such certification shall be submitted to the Chief Compliance
                Officer within 10 days after the receipt of the certification request from the Company.

        (f)	Company Reports.  No less frequently than
                annually, the Company must furnish to the Board of Directors and the Board of Directors must consider, a written report that: (i) describes any issues arising under the Code of Ethics or procedures since the last report to the Board of Directors, including but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and (ii) certifies that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

        (g)	Disclaimer of Beneficial Ownership.  Any
                report required under this Code may
                contain a statement that the report shall not be construed as an admission by the person submitting such duplicate confirmation or account statement or making such report that he or she has any direct or indirect Beneficial Ownership in the Covered Security to which the report relates.

        (h)	Review of Reports.  The reports,
                certifications, duplicate confirmations
                and account statements required to be
                submitted under this Code shall be
                delivered to the Chief Compliance
                Officer.  The Chief Compliance Officer
                shall review such reports, duplicate
                confirmations and account statements to
                determine whether any transactions
                recorded therein appear to constitute a
                violation of the Code of Ethics. Before making any determination that a violation has been committed by any Access Person, such Access Person shall be given an opportunity to supply additional explanatory material. The Chief
                Compliance Officer shall maintain copies of the reports, confirmations and account statements as required by Rule 17j-1(d).

        (i)	Confidentiality.  All reports of Covered
                Securities transactions, duplicate
                confirmations, account statements and any other information filed with the Company pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the SEC.

RESTRICTED LIST

Each employee is responsible for making the Chief
Compliance Officer aware of information relevant to the placement of any company's stock (including the stock of the Company or a portfolio company) on the restricted list as soon as practicable. The Company or a portfolio company's stock shall be placed on the restricted list in situations, not limited to but including when:

     *	the Company or the portfolio company is in
        registration;

     *	the Company has learned that an affiliated
        portfolio company's stock has a "black-out" period;
        and

     *	Access Persons have Material, Non-Public
        Information about the Company or a portfolio company.

The foregoing events (or others) affecting a portfolio company shall result in the Company's stock being placed on the restricted list only if the event by itself or together with other non-public information is material to the Company.

	Any amounts retained pursuant to the Directors
Stock Purchase Plan 2001 (the "Plan") for purchasing the
Company's stock shall be deposited in such Director's brokerage account (as stated in the Plan) as soon as practicable, however, the brokerage firm shall be directed not to purchase the Company's stock without first checking with the Chief Compliance Officer with regards to whether the Company's stock is on the restricted list. If such stock is on the restricted list, the Chief Compliance Officer shall inform the brokerage firm as soon as the Company's stock is taken off the restricted list and the shares shall be purchased as soon as practicable thereafter.

RECORDS

		The Company shall maintain records with respect to this Code in the manner and to the extent set forth below, which records may be maintained on microfilm or in digital format under the conditions described in Rule
31a-2 under the 1940 Act and shall be available for examination by representatives of the SEC.

		(a) A copy of this Code and any other Code of Ethics of the Company that is, or at any time within the prior five years has been, in effect shall be preserved in an easily accessible place.

		(b) A record of any violation of the Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

		(c)  A copy of each report made or duplicate
                     confirmation or account statement received pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

		(d) A list of all persons who are, or within the past five years have been, required to submit duplicate confirmation or account statements or to make reports pursuant to this Code shall be maintained in an easily accessible place.

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SANCTIONS

		Upon discovering a violation of this Code, the Chief Compliance Officer, shall make an initial determination of an appropriate sanction, which may include, among other things, forfeiture of any profits on a transaction, restriction of trading privileges, a letter of censure or suspension or termination of the employment of the violator. If the Chief Compliance
Officer considers the violation to be serious, he or she shall consult with the Board of Directors prior to imposing a sanction. With regard to minor violations, the Chief Compliance Officer shall impose a sanction and report periodically to the Board of Directors.

BOARD REVIEW

		Not less than annually the Board of Directors will review the operation and effectiveness of this Code of Ethics and make such modifications as it sees fit.


					Adopted on April 26, 2000
				        Revised on September 29, 2004





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